UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35629 (Commission File Number)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441 (Address of principal executive offices, including ZIP code)

(763) 852-2950 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On October 27, 2017, Chris Homeister stepped down as Chief Executive Officer of Tile Shop Holdings, Inc. (the “Company”).  Mr. Homeister is entitled to severance payments pursuant to the terms of his Offer Letter Agreement, dated as of September 19, 2013, as amended on January 1, 2015, which contemplates continued payment of his base salary for six months and an additional payment in an amount equal to six times the Company’s contribution amount for the current monthly health insurance premium for him.  As a condition to receipt of these severance payments, Mr. Homeister must execute a release of claims within 21 days of his separation and not rescind the release within 15 days of his signature.

Robert Rucker, a current member of the Company’s Board of Directors and the former Chief Executive Officer of the Company, has been appointed interim Chief Executive Officer, effective October 27, 2017.  Mr. Rucker, age 65, has served as a member of the Company’s Board since June 2012 and was its Chief Executive Officer and President from June 2012 until December 2014. Previously, Mr. Rucker served as The Tile Shop’s Chief Executive Officer and President and as a member of its board of managers. Mr. Rucker holds a B.E.S. in Psychology and History from the University of Minnesota.

Mr. Rucker will not be paid a salary or any other compensation for his service as Chief Executive Officer. He will also no longer receive compensation for services as member of the Board.

Since the beginning of the Company’s last fiscal year, neither Mr. Rucker nor any of his immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K, other than as follows: Mr. Rucker’s son, Adam Rucker, is employed by the Company as its Director of Information Technology. In fiscal 2016, the Company paid Adam Rucker a total of $140,000, consisting of base salary and cash bonus, and provided him the standard benefits provided to other Company employees.

Item 8.01Other Events.

On October 27, 2017, the Company issued a press release announcing the departure of Mr. Homeister and the appointment of Mr. Rucker. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1Press Release of Tile Shop Holdings, Inc., dated October 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By: /s/ Kirk Geadelmann
Date: October 31, 2017	Name: Kirk Geadelmann
Title: Chief Financial Officer